UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2009
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Ex-10.1 Alkermes Fiscal Year 2010 Reporting Officer Performance Pay Plan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Alkermes, Inc. (“Alkermes” or the “Company”) approved the Alkermes Fiscal Year 2010 Reporting Officer Performance Pay Plan (the “Plan”) and established certain criteria for performance pay awards that may be earned for the Company’s fiscal year 2010 (April 1, 2009 to March 31, 2010) by the Company’s executive officers. The Company’s executive officers under the Plan are currently Alkermes’ Chairman of the Board of Directors; President and Chief Executive Officer; Senior Vice President, Chief Financial Officer and Treasurer; Senior Vice President, Corporate Development; Senior Vice President, General Counsel, Secretary and Chief Compliance Officer; Senior Vice President, Research and Development and Chief Medical Officer; and Senior Vice President, Chief Operating Officer (each a “Participant”). The performance awards will be paid based on the achievement of Company objectives and individual performance of the Participants, as determined by the Committee. The Committee set the following as Company objectives under the Plan for fiscal year 2010: successfully commercialize VIVITROL ®; build and enhance Alkermes’ proprietary products; achieve financial performance against budget; and respond effectively to changing business conditions (“Performance Objectives”). These Performance Objectives serve as the performance objectives for each Participant. The Committee may modify the Performance Objectives at any time during fiscal year 2010, including in response to changing business goals, needs and operations. The performance awards will be paid within two and one-half months after the end of the Company’s fiscal year 2010. The Plan is filed with this report as Exhibit 10.1 .
For each Participant, the Committee established a performance pay range and target as a percentage of such Participant’s base salary based generally on comparable market data and historical pay ranges and targets. The Committee set the range of the fiscal year 2010 performance pay award for Richard F. Pops, the Company’s Chairman of the Board of Directors (the “Chairman”), and David A. Broecker, the Company’s President and Chief Executive Officer (the “CEO”), at between 0% and 100% of base salary, with a target performance pay award of 60% of base salary. The Committee set the range of the fiscal year 2010 performance pay awards for Participants other than the Chairman and the CEO at between 0% and 100% of base salary, with a target performance pay award of 50% of base salary.
Also on July 13, 2009, the Committee set the range of equity compensation for fiscal year 2010 for each of the Chairman and the CEO at 0 to 600,000 share units. The same weighting as is used under Alkermes’ 2008 Stock Option and Incentive Plan (“2008 Plan”) for purposes of determining the number of shares of common stock available for issuance under the 2008 Plan is to be used to determine the number of share units awarded to the Chairman and CEO for purposes of this limitation. Under the 2008 Plan, each full value award, such as the grant of a unit of restricted stock, is counted as two shares of common stock (or two share units) for each share of common stock actually subject to the award and each grant of a stock option is counted as an award of one share of common stock (or one share unit) for each share of common stock actually subject to the award.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description
10.1	Alkermes Fiscal Year 2010 Reporting Officer Performance Pay Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: July 15, 2009	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer